2015 Annual Meeting of Shareholders May 18, 2015 EXHIBIT 99.1

Safe harbor statement When used in filings by LegacyTexas Financial Group, Inc. (the "Company”) with the Securities and Exchange Commission (the “SEC”), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the Company-LegacyTexas Group, Inc. merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies and other factors set forth in the Company's filings with the SEC. The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

2014 highlights Core net income for 2014 up $6.8 million, or 21%, from 2013 • Net interest income increased by $14.8 million from 2013 • Excluding impact of merger costs, non-interest expense declined by $413,000 from 2013 Earnings1 Profitability Robust loan growth and disciplined expense management • Healthy organic loan growth during 2014 with 29% year over year growth2 • Efficiency ratio of 57% with further positive operating leverage expected • Core return on average assets of 1+%1 Asset quality2 Growth balanced with disciplined underwriting and risk management resulting in strong asset quality • NPAs / loans + OREO: 0.91% • NCOs / average loans: 0.02% Capital Capital ratios remain strong; provides dry powder for robust organic growth • TCE / TA1: 13.0% • Tier 1 risk-based capital3: 15.1% Source: Company Documents 1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures“ 2 All measures in this section exclude Warehouse Purchase Program loans 3 Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve

Employment by industry 10 largest employers in DFW 20.6% 15.7% 12.7% 12.4% 10.2% 8.3% 8.2% 5.7% 3.6% 2.6% Trade, transportation and utilities Professional and business services Government Educational and health services Leisure and hospitality Manufacturing Financial activities Natural resources, mining & construction Other services Information Diverse business environment with employment across a broad set of industries without a heavy reliance on oil and gas DFW: Broad contributions across a wide range of industries Source: Dallas Office of Economic Development Company # employees Industry 24,700 Transportation 20,000 Financial services 19,230 Healthcare 18,314 Education 17,097 Healthcare 15,800 Telecommunications 14,126 Manufacturing 13,500 Financial services 13,122 Healthcare 12,836 Government Source: DestinationDFW

Annual Financial Highlights ($ in millions except for per share data) Years Ended 2012 2013 2014 Change from 2013 Change from 2012 Selected balance sheet data Gross loans held for investment1 $1,690.8 $2,049.9 $2,633.7 28.5% 55.8% Total deposits 2,177.8 2,264.6 2,657.8 17.4% 22.0% Selected profitability data Net interest income $115.8 $118.2 $133.0 12.5% 14.8% NIM 3.61% 3.71% 3.78% 7bps 17bp Non-interest income 29.6 21.8 20.7 (5.0%) (29.8%) Non-interest expense 87.7 88.9 98.1 10.4% 11.9% Net income 35.2 31.7 31.3 (1.3%) (11.2%) Core net income2 37.3 32.1 38.9 21.2% 4.3% Basic EPS $0.98 $0.83 $0.82 (1.2%) (16.3%) Core EPS2 $1.04 $0.85 $1.03 21.2% (1.0%) Source: Company Documents 1 Excludes Warehouse Purchase Program loans 2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures“

CAGR since 2011 Commercial RE 29.3% C&I C&I (ex-energy) 122.9% 81.5% Total loans 29.0% Robust commercially focused growth Source: Company Documents 1 Excludes Warehouse Purchase Program loans • Loans held for investment grew $583.8 million to $2.63 billion, or 28.5%, from December 31, 20131 • Commercial loans grew $503.8 million to $2.06 billion, or 32.3%, from December 31, 2013 $1,228 $1,691 $2,050 $2,634 2011Y 2012Y 2013Y 2014Y 48.1% 16.0% 13.7% 0.8% 19.9% 1.5% Commercial RE C&I (ex-energy) Energy C&D Consumer RE Other consumer As of December 31, 20141 ($ in millions) Total Loans HFI1 Yield on loans: 5.07%

Core funded, low cost deposit base Source: Company Documents • Deposits increased by $393.2 million to $2.66 billion, or 17.4%, from December 31, 2013, with growth in non-interest-bearing demand, savings and money market and time deposits • Deposit costs decreased to 34bps for 2014, down from 1.11% in 2011 $1,963 $2,178 $2,265 $2,658 1.11% 0.54% 0.43% 0.34% 2011Y 2012Y 2013Y 2014Y 18.6% 17.8% 44.3% 19.3% Non-interest- bearing demand Interest-bearing demand Savings and money market Time CAGR since 2011 Non-interest bearing demand 32.7% Savings and MMDA 15.7% Total deposits 10.6% ($ in millions) Total Deposits Cost of deposits: 0.34% As of December 31, 2014

$83 $116 $118 $133 2.91% 3.61% 3.71% 3.78% 2011Y 2012Y 2013Y 2014Y Net interest income ($mm) NIM Solid net interest income growth Source: Company Documents Net interest income and NIM • Net interest income for 2014 increased by $14.8 million to $133.0 million, or 12.5%, from December 31, 2013 • Net interest margin for the year ended December 31, 2014 was 3.78%, a seven basis point increase from December 31, 2013

$116 $118 $133 $27 $21 $21 $82 $88 $87 58.1% 63.4% 57.0% 2012Y 2013Y 2014Y Net interest income Core non-interest income Core non-interest expense Efficiency ratio Disciplined expense management • 2014 core income (net interest and core non-interest income) increased by $14.9 million from December 31, 2013. 2014 core non-interest expense decreased by $690,000 from December 31, 2013. Source: Company Documents Note: Core non-interest income and core non-interest expense exclude changes in the value of private equity funds, gains (losses) from securities transactions and fixed assets, goodwill impairment, merger and acquisition costs and one-time payroll costs. Efficiency ratio metrics exclude the aforementioned items, as well as gain (loss) on foreclosed assets and amortization of intangible assets. ($ in millions)

0.12% 0.17% 0.10% 0.02% 2011Y 2012Y 2013Y 2014Y Pristine asset quality Source: Company documents 1 Held for investment, excluding Warehouse Purchase Program loans 2.06% 1.72% 1.10% 0.91% 2011Y 2012Y 2013Y 2014Y NCOs / average loans HFI¹ NPAs / loans HFI1 + OREO • Growth balanced with disciplined underwriting and risk management resulting in strong asset quality • All of the key credit quality ratios remained strong, with asset quality metrics continuing to compare favorably to industry

# Completion of LegacyTexas Merger

## Leading market position…

| #1 | #3 | #3 |
|---|---|---|
| *in Collin County among independent banks*[1] | *In Collin County among all banks* | *among Texas based independent banks in DFW*[2] |

## …in attractive Dallas markets

| | |
|---|---|
| #1 | Fastest growing metro in the U.S. (Census) |
| #1 | Most affordable major metro area to live (Zip Realty) |
| #4 | Top metro creating middle class jobs (Forbes) |
| #5 | Largest metro for self-employment |
| #5 | Lowest cost of doing business in the U.S. |
| #6 | Largest concentration of tech workers in the U.S. |

## Dallas – Fort Worth MSA franchise


Median household income
$84,553
$46,702
$53,724
$51,579
Collin
Dallas
Tarrant
National
Frisco
McKinney
Allen
Flower Mound
Carrolton
Plano
Wylie
Coppell
Grapevine
Addison
Richardson
Euless
Weatherford
Fort Worth
Dallas
Grand Prairie
Oak Cliff

## 18 DFW companies in Fortune 500

Kimberly-Clark
HollyFrontier
Dr Pepper Snapple Group
ExxonMobil
American Airlines
Celanese
at&t
Fluor
Commercial Metals Company
Tenet Health
JCPenney
Texas Instruments
Energy Transfer
Dean Foods
D.R. Horton America's Builder
Southwest
Energy Future Holdings
GameStop

Source: Company Documents
[1] Based on deposits market share of banks and thrifts headquartered in Texas
[2] Includes only banks and thrifts headquartered in the Dallas-Fort Worth-Arlington, TX MSA

LegacyTexas Financial Group, Inc.

11

Looking ahead Expand our Texas footprint and solidify our deep-rooted culture Focus on growth – organically and through selective acquisitions Diversify income sources Prudent and focused expense management Maintain strong asset quality Strategic capital deployment

Appendix

# Supplemental Information – Non-GAAP Financial Measures (unaudited)

## Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share:

| | At or For the Quarters Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2014 | September 30, 2014 | June 30, 2014 | March 31, 2014 | December 31, 2013 |
| | (Dollars in thousands, except per share amounts) | | | | |
| GAAP net income available to common shareholders [1] | $5,412 | $9,215 | $8,721 | $7,592 | $7,147 |
| Distributed and undistributed earnings to participating securities [1] | 54 | 97 | 97 | 90 | 97 |
| Merger and acquisition costs | 5,765 | 772 | 424 | 110 | 431 |
| One-time payroll and severance costs | – | – | 234 | – | 137 |
| One-time (gain) loss on assets | (45) | (58) | 415 | 7 | (36) |
| **Core (non-GAAP) net income** | **$11,186** | **$10,026** | **$9,891** | **$7,799** | **$7,776** |
| Average shares for basic earnings per share | 38,051,511 | 37,971,790 | 37,873,671 | 37,775,677 | 37,686,866 |
| GAAP basic earnings per share | $0.14 | $0.24 | $0.23 | $0.20 | $0.19 |
| Core (non-GAAP) basic earnings per share | $0.29 | $0.26 | $0.26 | $0.21 | $0.21 |
| Average shares for diluted earnings per share | 38,275,814 | 38,203,508 | 38,121,374 | 38,019,519 | 37,911,775 |
| GAAP diluted earnings per share | $0.14 | $0.24 | $0.23 | $0.20 | $0.19 |
| Core (non-GAAP) diluted earnings per share | $0.29 | $0.26 | $0.26 | $0.21 | $0.21 |

| | At or For the Years Ended | | | | |
|---|---|---|---|---|---|
| | December 31, 2014 | December 31, 2013 | December 31, 2012 | December 31, 2011 | December 31, 2010 |
| GAAP net income available to common shareholders [1] | $30,942 | $31,294 | $35,135 | $26,205 | $17,635 |
| Distributed and undistributed earnings to participating securities [1] | 336 | 394 | 106 | 123 | 164 |
| Merger and acquisition costs | 7,071 | 431 | 2,683 | 306 | – |
| Costs relating to sale of VPM | – | – | 84 | – | – |
| One-time payroll and severance costs | 234 | 436 | 777 | – | – |
| One-time (gain) loss on assets | 319 | (574) | (1,353) | (497) | 135 |
| Goodwill impairment | – | – | 532 | 176 | – |
| (Gain) loss on sale of available-for-sale securities | – | 115 | (659) | (4,074) | – |
| **Core (non-GAAP) net income** | **$38,902** | **$32,096** | **$37,305** | **$22,239** | **$17,934** |
| Average shares for basic earnings per share | **37,919,065** | **37,589,548** | **35,879,704** | **32,219,841** | **30,128,985** |
| GAAP basic earnings per share | $0.82 | $0.83 | $0.98 | $0.81 | $0.59 |
| Core (non-GAAP) basic earnings per share | $1.03 | $0.85 | $1.04 | $0.69 | $0.60 |
| Average shares for diluted earnings per share | **38,162,094** | **37,744,786** | **35,998,345** | **32,283,107** | **30,131,960** |
| GAAP diluted earnings per share | $0.81 | $0.83 | $0.98 | $0.81 | $0.59 |
| Core (non-GAAP) diluted earnings per share | $1.02 | $0.85 | $1.04 | $0.69 | $0.60 |

[1] Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

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LEGACYTEXAS FINANCIAL GROUP, INC.™

Supplemental Information – Non-GAAP Financial Measures (unaudited) At or For the Quarters Ended December 31, 2014 September 30, 2014 June 30, 2014 March 31, 2014 (Dollars in thousands, except per share amounts) Total shareholders' equity $568,223 $564,127 $557,412 $550,099 Less: Goodwill (29,650) (29,650) (29,650) (29,650) Less: Identifiable intangible assets, net (813) (910) (1,005) (1,127) Total tangible shareholders' equity $537,760 $533,567 $526,757 $519,322 Shares outstanding at end of period 40,014,851 40,006,941 39,995,720 39,946,560 Book value per share- GAAP $14.20 $14.10 $13.94 $13.77 Tangible book value per share- Non-GAAP $13.44 $13.34 $13.17 $13.00 Calculation of Tangible Equity to Tangible Assets: Total assets $4,164,114 $3,950,524 $3,951,244 $3,603,588 Less: Goodwill (29,650) (29,650) (29,650) (29,650) Less: Identifiable intangible assets, net (813) (910) (1,005) (1,127) Total tangible assets $4,133,651 $3,919,964 $3,920,589 $3,572,811 Equity to assets- GAAP 13.65% 14.28% 14.11% 15.27% Tangible equity to tangible assets- Non-GAAP 13.01% 13.61% 13.44% 14.54% Calculation of Tangible Book Value: At or For the Years Ended December 31, 2014 December 31, 2013 December 31, 2012 December 31, 2011 Total shareholders' equity $568,223 $544,460 $520,871 $406,309 Less: Goodwill (29,650) (29,650) (29,650) (818) Less: Identifiable intangible assets, net (813) (1,239) (1,653) (420) Total tangible shareholders' equity $537,760 $513,571 $489,568 405,071 Shares outstanding at end of period 40,014,851 39,938,816 39,612,911 33,700,399 Book value per share- GAAP $14.20 $13.63 $13.15 $12.06 Tangible book value per share- Non-GAAP $13.44 $12.86 $12.36 $12.02 Calculation of Tangible Equity to Tangible Assets: Total assets $4,164,114 $3,525,232 $3,663,058 $3,180,578 Less: Goodwill (29,650) (29,650) (29,650) (818) Less: Identifiable intangible assets, net (813) (1,239) (1,653) (420) Total tangible assets $4,133,651 $3,494,343 $3,631,755 $3,179,340 Equity to assets- GAAP 13.65% 15.44% 14.22% 12.77% Tangible equity to tangible assets- Non-GAAP 13.01% 14.70% 13.48% 12.74%